UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   March 31, 2010
Columbia Bancorp
(Exact name of registrant as specified in its charter)
Oregon
(State or other jurisdiction of incorporation)

0-27938	93-1193156
(Commission File Number)	(IRS Employer Identification No.)
401 East Third Street, Suite 200
The Dalles, Oregon 97058
(Address of principal executive offices, including zip Code)
(541) 298-6649
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant.

On March 31, 2010, Moss Adams LLP resigned as the independent registered public accounting firm of Columbia Bancorp (the “Company”).

Moss Adams' report for the year ending December 31, 2008 contain no adverse opinion or a disclaimer of opinion nor takes such report qualified or modified as to uncertainty, audit scope, or accounting principles. Moss Adams did not complete an audit or issue a report for the year ended December 31, 2009.

During the years ended December 31, 2009 and 2008 and through March 31, 2010 (the “Relevant Period”) there were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Moss Adams' satisfaction, would have caused it to make reference thereto in their reports on the financial statements for such periods.

During the Relevant Period, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K ("Reportable Events") issued by the United States Securities and Exchange Commission (the “Commission”).

The Company requested that Moss Adams furnish it with a letter addressed to the Commission stating whether or not Moss Adams agrees with the statement set forth in this subsection (a), above.  A copy of that letter, dated April 16, 2010, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
Exhibit 16.1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP
Date: April 16, 2010	By:	/s/ Terry L. Cochran
Terry L. Cochran
President and Chief Executive Officer